Exhibit 31.02

CERTIFICATION OF CFO — PURSUANT TO

SECURITIES EXCHANGE ACT RULE 13a-14(a)/15D-14(a),

AS ADOPTED PURSUANT TO

SECTION 302 OF THE SARBANES OXLEY ACT OF 2002

I, Ronald J. Domanico, Senior Vice President and Chief Financial Officer, certify that:

1.	I have reviewed this annual report on Form 10-K of Caraustar Industries, Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of Caraustar Industries, Inc. as of, and for, the periods presented in this report;

4.	Caraustar Industries, Inc.’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f), for Caraustar Industries, Inc. and have:

a)	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to Caraustar Industries, Inc., including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b)	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)	Evaluated the effectiveness of Caraustar Industries, Inc.’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation;

d)	Disclosed in this report any change in Caraustar Industries, Inc.’s internal control over financial reporting that occurred during Caraustar’s fiscal quarter ended December 31, 2008 that has materially affected, or is reasonably likely to materially affect, Caraustar’s internal control over financial reporting;

5.	Caraustar Industries, Inc.’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to Caraustar’s auditors and the audit committee of Caraustar’s board of directors (or persons performing the equivalent functions):

a)	all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect Caraustar’s ability to record, process, summarize and report financial information; and

b)	any fraud, whether or not material, that involves management or other employees who have a significant role in Caraustar Industries, Inc.’s internal control over financial reporting.

By:	/s/ Ronald J. Domanico
Senior Vice President and Chief Financial Officer

Date: March 13, 2009